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                 [Letterhead of Sidley Austin Brown & Wood LLP]


                                                                    Exhibit 5(b)




                                 February 25, 2002



Merrill Lynch & Co., Inc.
4 World Financial Center
New York, New York  10080

Merrill Lynch Preferred Funding VI, L.P.       Merrill Lynch Preferred Capital
c/o Merrill Lynch & Co., Inc.                  Trust VI
4 World Financial Center                       c/o Merrill Lynch & Co., Inc.
New York, New York 10080                       4 World Financial Center
                                               New York, New York  10080


                  Re: Merrill Lynch Preferred Capital Trust VI Trust Preferred Securities ("TOPrS")
                           -----------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Merrill Lynch & Co., Inc., a Delaware corporation (the "Company"), Merrill Lynch Preferred Funding VI, L.P., a Delaware limited partnership (the "Partnership"), and Merrill Lynch Preferred Capital Trust VI, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with the preparation and filing by the Company, the Partnership and the Trust with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to (i) the guarantee (the "Trust Guarantee") to be issued by the Company to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee, for the benefit of the holders of the Trust Originated Preferred Securities to be issued by the Trust (the "Trust Preferred Securities"), (ii) the guarantee (the "Partnership Guarantee") to be issued by the Company with respect to the Partnership Preferred Securities to be issued by the Partnership (the "Partnership Preferred Securities"), (iii) the guarantees (the "Investment Guarantees") to be issued by the Company for the benefit of the holders of the Partnership Preferred Securities with respect to certain debentures (the "Debentures") to be issued by one or more of the Company's eligible controlled affiliates and

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(iv) the subordinated debentures (the "Company Debentures") to be issued by the
Company to the Partnership pursuant to an indenture (the "Company Indenture") between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Debenture Trustee"), each in the form filed as exhibits to the Registration Statement. The Trust Guarantee, the Partnership Guarantee and the Investment Guarantees are hereinafter collectively referred to as the "Guarantees".

                  We have reviewed the corporate action of the Company in connection with the giving of the Guarantees and the issuance and sale of the Company Debentures by the Company and have examined, and have relied as to matters of fact upon, originals or copies certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies of documents submitted to us and the authenticity of the originals of such latter documents.

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion:

                  1. When the Trust Guarantee has been duly authorized, executed and delivered by the Company, and upon the issuance and sale of the related Trust Preferred Securities to the holders of the Trust Preferred Securities in accordance with the Registration Statement, such Trust Guarantee will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

                  2. When the Partnership Guarantee has been duly authorized, executed and delivered by the Company, and upon the issuance and sale of the related Partnership Preferred Securities to the holders of the Partnership Preferred Securities in accordance with the Registration Statement, such Partnership Guarantee will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

                  3. When the Investment Guarantees have been duly authorized, executed and delivered by the Company, and upon the issuance and sale of Debentures to the Partnership in accordance with the Registration Statement, such Investment Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

                  4. When the Company Debentures have been duly authorized, executed and issued by the Company and upon the issuance and sale of the Company Debentures to the Partnership in accordance with the Registration Statement (assuming due authorization,



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execution and delivery of the Company Indenture by the Debenture Trustee and due
authentication of the Company Debentures by the Debenture Trustee), such Company Debentures will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

                  With respect to enforcement, the above opinions are qualified to the extent that enforcement of the Guarantees or the Company Debentures may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                    Very truly yours,


                                    /s/ Sidley Austin Brown & Wood LLP


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